SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12.



                             TRANS-LUX CORPORATION
    ________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)

    ________________________________________________________________________
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

    (1) Title of each class of securities to which transaction applies:
      ___________________________________________________________________
    (2) Aggregate number of securities to which transaction applies:
      ___________________________________________________________________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      ___________________________________________________________________
    (4) Proposed maximum aggregate value of transaction:
      ___________________________________________________________________
    (5) Total fee paid:
      ___________________________________________________________________

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:
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
                             TRANS-LUX CORPORATION
                              110 Richards Avenue
                        Norwalk, Connecticut  06856-5090
                        --------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 19, 2005

                        --------------------------------


    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TRANS-LUX CORPORATION will be held at the Office of the Corporation, 110 Richards Avenue, Norwalk, Connecticut, on Thursday, May 19, 2005 at 3:00 P.M. local time for the following purposes:

    1. To elect four directors to serve for a term of three years, in each case until their successors shall be elected and shall have qualified;

    2. To consider and act upon a proposal to ratify the retention of Eisner LLP as the Corporation's independent auditors for the ensuing year; and

    3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

    The close of business on March 24, 2005 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting.

                                            By Order of the Board of Directors,



                                                   Angela D. Toppi
                                                 Corporate Secretary
Dated:  Norwalk, Connecticut
        March 24, 2005

-------------------------------------------------------------------------------
Please mark, date, sign and return promptly the enclosed proxy so that your shares may be represented at the Meeting. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.
-------------------------------------------------------------------------------

                             TRANS-LUX CORPORATION
                              110 Richards Avenue
                        Norwalk, Connecticut  06856-5090


                                PROXY STATEMENT

    This statement is furnished in connection with the solicitation by the Board of Directors of TRANS-LUX CORPORATION (hereinafter called the "Corporation") of proxies in the accompanying form to be used at the Annual Meeting of the Stockholders of the Corporation to be held on Thursday, May 19, 2005, and at any adjournment thereof, for the purposes set forth in the accompanying notice of the Meeting. It is intended that this Statement and the proxies solicited hereby be mailed to stockholders no later than April 19, 2005. A stockholder who shall sign and return a proxy in the form enclosed with this statement has the power to revoke it at any time before it is exercised by giving written notice of revocation or a proxy of later date and returning it to the Corporation, Attention: Corporate Secretary, or by voting in person at the Meeting. Proxies properly executed and received in time for the Meeting will be voted.

    The close of business on March 24, 2005 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting. There were outstanding as of the close of business on March 24, 2005 and entitled to notice of and to vote at the Meeting 973,259 shares of Common Stock and 287,463 shares of Class B Stock. Each outstanding share of Common Stock is entitled to one vote on all matters voted on at the Meeting and each outstanding share of Class B Stock is entitled to ten votes on all matters voted on at the Meeting. The holders of Common Stock and Class B Stock vote together on all the proposals.

    Unless otherwise specified, the proxies in the accompanying form will be voted in favor of all of the proposals set forth in the Notice of Annual Meeting. In the discretion of the proxyholders, the proxies will also be voted for or against such other matters as may properly come before the Meeting. The Board of Directors is not aware that any other matters are to be presented for action at the Meeting.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                    OWNERS, DIRECTORS AND EXECUTIVE OFFICERS


    The following table sets forth information as of March 24, 2005 (or such other date specified) with respect to the beneficial ownership of the Corporation's Class B Stock and Common Stock or shares acquirable within 60 days of such date by (i) each person known by the Corporation to own more than 5% of the Corporation's outstanding Class B Stock and/or Common Stock and who is deemed to be such beneficial owner of the Corporation's Class B Stock and Common Stock under Rule 13d-3(a)(ii); (ii) each person who is a director of the Corporation; (iii) each named executive in the Summary Compensation Table; and
(iv) all persons as a group who are executive officers and directors of the Corporation, and as to the percentage of outstanding shares held by them on that date.

<CAPTIONS>
                                                                       Amount
                                                                    Beneficially     Percent      Percent of
Name, Status and Mailing Address                  Title of Class       Owned         of Class     All Classes
--------------------------------                  --------------    ------------     --------     -----------
Gene Jankowski...........................         Common Stock        3,000  (1)        *             *
Chairman of the Board of Directors
110 Richards Avenue
Norwalk, CT  06856-5090

Richard Brandt...........................         Class B Stock     133,208  (2)       46.34%        10.57%
Chairman Emeritus of the Board of Directors,      Common Stock       25,038  (2)        2.51%         1.95%
Consultant and beneficial owner of more than
5% of the Corporation's Class B Stock
110 Richards Avenue
Norwalk, CT  06856-5090

Gabelli Funds, LLC.......................         Common Stock      924,405  (3)       65.98%        54.75%
Beneficial owner of more than 5% of the
Corporation's Common Stock
One Corporate Center
Rye, NY  10580-1434

Kornitzer Capital Management Inc.........         Common Stock      137,222  (4)       12.36%         9.82%
Beneficial owner of more than 5% of the
Corporation's Common Stock
5420 West 61st Place
Shawnee Mission, KS  66205

FMR Corp.................................         Common Stock       55,500  (5)        5.70%         4.40%
Beneficial owner of more than 5% of the
Corporation's Common Stock
82 Devonshire Street
Boston, MA  02109

Matthew Brandt...........................         Class B Stock      41,700            14.51%         3.31%
Director, Executive Vice President and            Common Stock       11,980  (6)        1.22%         *
beneficial owner of more than 5% of the
Corporation's Class B Stock
110 Richards Avenue
Norwalk, CT  06856-5090

Thomas Brandt............................         Class B Stock      41,700            14.51%         3.31%
Director, Executive Vice President,               Common Stock       11,354  (7)        1.15%         *
Co-Chief Executive Officer and beneficial
owner of more than 5% of the Corporation's
Class B Stock
110 Richards Avenue
Norwalk, CT  06856-5090

                                      -2-

<CAPTIONS>




                                                                      Amount
                                                                   Beneficially      Percent      Percent of
Name, Status and Mailing Address                  Title of Class       Owned         of Class     All Classes
--------------------------------                  --------------   ------------     ---------     -----------
Steven Baruch............................         Common Stock        1,100  (1)      *               *
Director
110 Richards Avenue
Norwalk, CT  06856-5090

Howard M. Brenner........................         Common Stock        2,500  (8)      *               *
Director
465 Park Avenue
New York, NY  10022

Jean Firstenberg.........................         Common Stock        1,920  (8)      *               *
Director
110 Richards Avenue
Norwalk, CT  06856-5090

Robert B. Greenes........................         Common Stock        5,000  (9)      *               *
Director
110 Richards Avenue
Norwalk, CT  06856-5090

Victor Liss..............................         Class B Stock       9,728           3.38%           *
Vice Chairman of the Board of Directors           Common Stock       13,444 (10)      1.38%           1.06%
110 Richards Avenue
Norwalk, CT  06856-5090

Howard S. Modlin.........................         Class B Stock       8,751 (11)      3.04%           *
Director                                          Common Stock        2,500 (11)      *               *
445 Park Avenue
New York, NY  10022-2606

Michael R. Mulcahy.......................         Common Stock       20,803 (12)      2.10%           1.63%
Director, President and Co-Chief
Executive Officer
110 Richards Avenue
Norwalk, CT  06856-5090

Thomas F. Mahoney .......................         Common Stock        3,500 (13)      *               *
Senior Vice President
110 Richards Avenue
Norwalk, CT  06856-5090

Angela D. Toppi..........................         Common Stock        8,000 (14)      *               *
Executive Vice President, Treasurer,
Secretary and Chief Financial Officer
110 Richards Avenue
Norwalk, CT  06856-5090

All directors and executive officers.....         Class B Stock     235,087 (15)     81.78%          18.65%
as a group (16 persons)                           Common Stock      112,391 (15)     10.61%           8.35%

_____________________


                                      -3-

(1) The amount includes 500 shares of Common Stock acquirable upon exercise of stock options.

(2) The amount includes 4,232 shares of Class B Stock owned by Mrs. Brandt, 12,500 shares of Common Stock acquirable upon exercise of stock options and 1,427 shares of Common Stock acquirable upon conversion of $20,000 principal amount of the Corporation's 7 1/2% Convertible Subordinated Notes due 2006 (the "Old Notes") and 11,111 shares of Common Stock acquirable upon conversion of $100,000 principal amount of the Corporation's 8 1/4% Limited Convertible Senior Subordinated Notes due 2012 (the "New Notes").

(3) Based on Schedule 13D, Amendment No. 45 dated April 22, 2004 by Gabelli Funds, LLC, parent holding company and registered investment adviser, the amount includes 370,727 shares of Common Stock acquirable upon conversion of $5,195,000 principal amount of the Old Notes and 427,777 shares of Common Stock acquirable upon conversion of $3,850,000 principal amount of the New Notes. All securities are held as agent for the account of various investment company fund accounts managed by such reporting person. Except under certain conditions, Gabelli Funds, LLC has sole voting power and sole dispositive power over such shares.

(4) Based on Schedule 13G dated February 7, 2005 by Kornitzer Capital Management, Inc., parent holding company and registered investment adviser, the amount includes 137,222 shares of Common Stock acquirable upon conversion of $1,235,000 principal amount of the New Notes. All securities are held as agent for the account of other persons who have the right to receive, and the power to direct the receipt of, dividends from, or the proceeds from the sale of, the Common Stock.

(5) Based on Schedule 13G dated February 14, 2005 by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson, parent holding company and registered investment adviser. All securities are held as agent for the account of various investment company fund accounts managed by such reporting persons. All securities are held as agent for the account of other persons who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock.

(6) The amount includes 11,500 shares of Common Stock acquirable upon exercise of stock options. Mr. M. Brandt is Mr. R. Brandt's son.

(7) The amount includes 10,000 shares of Common Stock acquirable upon exercise of stock options. Mr. T. Brandt is Mr. R. Brandt's son.

(8) The amount includes 1,500 shares of Common Stock acquirable upon exercise of stock options.

(9) The amount includes 2,500 shares of Common Stock acquirable upon exercise of stock options.

(10) The amount includes 1,500 shares of Common Stock acquirable upon exercise of stock options, 1,427 shares of Common Stock acquirable upon conversion of $20,000 principal amount of the Old Notes and 1,111 shares of Common Stock acquirable upon conversion of $10,000 principal amount of the New Notes.

(11) The amount includes 5,939 shares of Class B Stock owned by Mr. Modlin's immediate family or held in trust for Mr. Modlin's immediate family and 2,500 shares of Common Stock acquirable upon exercise of stock options.

(12) The amount includes 17,500 shares of Common Stock acquirable upon exercise of stock options.

(13) The amount includes 3,400 shares of Common Stock acquirable upon exercise of stock options.

(14) The amount includes 7,000 shares of Common Stock acquirable upon exercise of stock options.

(15) The amount includes 10,171 shares of Class B Stock set forth in footnotes 2 and 11 above, 2,854 shares of Common Stock acquirable upon conversion of the Old Notes set forth in footnotes 2 and 10 above, 12,222 shares of Common Stock acquirable upon conversion of the New Notes set forth in footnotes 2 and 10 above and 73,839 shares of Common Stock which members of the group have the right to acquire by exercise of stock options (including director stock options).

* Less than 1%

                             ELECTION OF DIRECTORS


    The Board of Directors of the Corporation is divided into three classes with the term of office of one of the three classes of directors expiring each year and with each class being elected for a three-year term. Four directors are to be elected at the May 19, 2005 Annual Meeting for a three-year term, and until their successors have been elected and qualified. Messrs. Matthew Brandt, Robert B. Greenes, Howard S. Modlin and Michael R. Mulcahy, nominated for election as directors for a three-year term, were each elected a director of the Corporation at the 2002 Annual Meeting of Stockholders.

    Set forth after the name of the nominees and each director is their age, the year first elected as a director, their principal occupation for the past five years, the name and principal business of any corporation or other organization in which such employment is carried on and certain other directorships held.

    Management has no reason to believe that the nominees are not available or will not serve if elected, but if a nominee should not become available to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be nominated. Proxies will be voted "FOR" the nominees unless the stockholder specifies otherwise.


NOMINEES - Three-Year Term Expiring 2008

    Matthew Brandt, 41, has been one of our directors since 2000. Executive Vice President of Trans-Lux Corporation, President of Trans-Lux Corporation's Entertainment Subsidiaries and Vice Chairman of the Executive Committee of Trans-Lux Corporation; Director of the National Association of Theatre Owners; formerly Senior Vice President of Trans-Lux Corporation and its Entertainment Subsidiaries.

    Robert B. Greenes, 84, has been one of our directors since 1971. Chairman of the Executive Committee of Trans-Lux Corporation; Chairman of National Oilheat Research Alliance; President of Petroconsult, Inc.; President of East Coast Energy Council; formerly President and Chief Executive Officer of Public Fuel Service Inc. and all of its subsidiaries.

    Howard S. Modlin, 73, has been one of our directors since 1975. Attorney and President of the firm Weisman Celler Spett & Modlin, P.C.; Director of Fedders Corporation; Chairman and Chief Executive Officer of General DataComm Industries, Inc.

    Michael R. Mulcahy, 56, has been one of our directors since 2002. President and Co-Chief Executive Officer of Trans-Lux Corporation and its Communication Subsidiaries; formerly Executive Vice President of Trans-Lux Corporation.

DIRECTORS - Term Expiring 2007

    Gene Jankowski, 70, has been one of our directors since 1994. Chairman of the Board of Trans-Lux Corporation; Chairman of Jankowski Communications System, Inc.; Advisor Managing Director of Veronis Suhler & Associates Inc.; formerly Director of TV Azteca; formerly Co-Chairman of St. Vincent's College; formerly Trustee of St. Vincent's Medical Center; formerly President and Chairman of the CBS Broadcast Group; Chairman Emeritus of the American Film Institute.

    Richard Brandt, 77, had been our Chairman from 1974 to 2003 and has been a director since 1954. Consultant to Trans-Lux Corporation; Chairman of the Audit and Compensation Committees and Director of Presidential Realty Corporation; Chairman Emeritus and Trustee of the American Film Institute; formerly Trustee of The College of Santa Fe.

    Jean Firstenberg, 69, has been one of our directors since 1989. Director and Chief Executive Officer of the American Film Institute; formerly Trustee of Boston University.

    Victor Liss, 68, has been one of our directors since 1988. Vice Chairman of the Board of Trans-Lux Corporation; Director of Wellpoint, Inc., formerly known as Anthem, Inc.; Chairman of Norwalk Hospital; Co-Chairman of the Advisory Board to University College of Sacred Heart University; formerly Consultant, President and Chief Executive Officer of Trans-Lux Corporation.


DIRECTORS - Term Expiring 2006

    Steven Baruch, 66, has been one of our directors since 1994. Executive Vice President of Presidential Realty Corporation; Producer of plays and musicals including Driving Miss Daisy, Angels in America, Love Letters, Smokey Joe's Cafe', The Producers, Hairspray and the most recent Broadway revivals of Damn Yankees, A Funny Thing Happened on the Way to the Forum, The Sound of Music and Little Shop of Horrors.

    Thomas Brandt, 41, has been one of our directors since 2000. Executive Vice President and Co-Chief Executive Officer of Trans-Lux Corporation and its Entertainment Subsidiaries; formerly Senior Vice President of Trans-Lux Corporation and its Entertainment Subsidiaries.

    Howard M. Brenner, 71, has been one of our directors since 1997. Senior Advisor of MLGA Holding, Inc.; Director of Interep National Radio Sales, Inc.; formerly Chairman and Chief Executive Officer of HCFP Brenner Securities LLC; formerly President of Brenner Securities; formerly Senior Vice President of Loewenbaum & Company Incorporated; formerly Vice Chairman of Southcoast Capital Corporation; formerly President of Drexel Burnham Lambert Incorporated; formerly member of Board of Governors of the American Stock Exchange and District 10 Committee (NY) National Association of Securities Dealers Inc.

            EXECUTIVE COMPENSATION AND TRANSACTIONS WITH MANAGEMENT


Compensation of Executive Officers

    The following Summary Compensation Table sets forth the compensation paid or awarded for each of the three years in the period ended December 31, 2004 to the Chief Executive Officers and the Corporation's four other most highly compensated executive officers.

                                            Summary Compensation Table

<CAPTIONS>
                                                                                                          Long Term
                                                                Annual Compensation                     Compensation
                                               -----------------------------------------------------    ------------      All Other
                                                                                     Other Annual         Options       Compensation
Name and Principal Position                    Year      Salary ($)     Bonus ($)   Compensation ($)    Granted (#)      ($) (1)
---------------------------                    ----      ----------     ---------   ----------------    ------------    ------------
Michael R. Mulcahy .............               2004       281,094        5,885         4,000                   -         18,444
President and Co-Chief Executive Officer,      2003       276,314       78,992         4,000                   -         17,630
former Executive Vice President (2)            2002       270,228       17,854         1,350               5,000         14,668

Thomas Brandt ..................               2004       183,028       36,954         4,500                   -              -
Executive Vice President and Co-Chief          2003       173,898       46,362         4,500                   -              -
Executive Officer, former Senior Vice          2002       158,159        7,141         4,000              10,000              -
President (2)

Matthew Brandt .................               2004       178,293       30,931         6,200                   -              -
Executive Vice President and President         2003       169,295       24,925         8,750                   -              -
of Entertainment Subsidiaries, former          2002       155,364       21,157         7,750              10,000              -
Senior Vice President (2)

Thomas F. Mahoney ..............               2004       186,638        3,750             -                   -              -
Senior Vice President of Sales                 2003       155,684       10,625             -                   -              -
                                               2002       157,924        3,125             -               2,500              -

Angela D. Toppi ...............                2004       161,028        5,977           500               5,000              -
Executive Vice President, Treasurer,           2003       143,241       42,818           500                   -              -
Secretary and Chief Financial Officer,         2002       138,236        1,563           850                   -              -
former Senior Vice President (2)
____________________

(1) There are no restricted stock awards, stock appreciation rights or deferred long-term incentive payouts.  The amounts reflected for Mr. Mulcahy represent split dollar life insurance premiums.

(2) Other annual compensation includes director and/or trustee fees.

Corporate Governance Policies and Procedures

    The Board of Directors has adopted: (1) a Code of Business Conduct and Ethics that applies specifically to Board Members and Executive Officers; and
(2) a Code of Conduct that applies to all other employees. These Codes are designed to promote compliance with applicable laws and regulations, to promote honest and ethical conduct, including full, fair, accurate and timely disclosure in reports and communications with the public. Both of these Codes are available for viewing on the Corporation's website at www.trans-lux.com. Any amendments to, or waivers from, the Code of Business Conduct and Ethics will be posted on the website. In addition, the Board of Directors adopted a Whistle Blowing policy, which provides procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters, as well as the confidential, anonymous submission of concerns regarding questionable accounting or auditing practices.

    In accordance with the American Stock Exchange Listing Standards
(the "Standards"), the Corporation's Board of Directors must consist of a majority of independent directors as defined in Section 121A of such Standards, unless the company is considered a controlled company. Section 801 of the Standards, defines a controlled company as a company in which over 50% of the voting power is held by an individual or group. In accordance with the Standards, the Corporation is considered a controlled company, and therefore, exempt from the requirements of Section 121A.


Compensation Committee Report

    All matters concerning executive compensation for Messrs. Mulcahy and T. Brandt, Co-Chief Executive Officers, and other executive officers are considered by the Corporation's Compensation Committee. The principal components of compensation for the Corporation's executive officers are base salaries, cash bonus and incentive compensation. All but one of the executive officers' base salary, cash bonus and incentive compensation is fixed by contract. The base salary of the executive officers is reviewed at contract expiration or annually and adjustments made generally on the basis of the Corporation's performance as measured by certain financial and non-financial criteria, various survey information respecting compensation of executive officers, compensation levels for executive officers in a broad range of companies, cost of living information and individual performance of the particular executive officer. The Compensation Committee has not assigned relative weights or values to any of such criteria. In such review, the Compensation Committee takes into consideration a review of individual performance of the executive officer. With respect to the financial performance of the Corporation, the Compensation Committee generally takes into consideration the Corporation's earnings from continuing operations, earnings per share and divisional revenue and operating profits. The salary levels are intended to be consistent with competitive practice and level of performance. The Co-Chief Executive Officers' compensation is based upon the above factors and includes bonuses as described in the section on Employment Agreements.

    This Compensation Committee Report has been respectively submitted by Compensation Committee members Howard S. Modlin, Howard M. Brenner, Jean Firstenberg, Robert B. Greenes and Gene Jankowski.


Audit Committee Report

    The Audit Committee of the Board of Directors (the "Committee") is comprised of three directors who are not officers or employees of the Corporation (Ms. Firstenberg and Messrs. Greenes and Jankowski) and who are independent as defined in Section 121 of the Standards, plus Mr. Modlin, ex officio. The board has made a determination that Mr. Gene Jankowski is an "audit committee financial expert" as such term is defined by the Securities and Exchange Commission (the "SEC"). In accordance with the SEC's safe harbor rule for "audit committee financial experts," no member designated as an audit committee financial expert shall (i) be deemed an "expert" for any purpose or (ii) have any duty, obligation or liability that is greater than the duties, obligations and liability imposed beyond those imposed on a member of the board or the audit committee not so designated. Additionally the designation of a member or members as an "audit committee financial expert" shall in no way affect the duties, obligations or liability of any member of the audit committee, or the board, not so designated.

    In accordance with its written charter adopted by the Committee of the Board of Directors, the Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation. All of the members of the Committee qualify as "independent" under the provisions of
Section 10A of the Securities Exchange Act of 1934 and the rules of the SEC thereunder.

    In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement confirming the absence of any relationships between the auditors and the Corporation that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." The Committee discussed with the auditors any activities that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee received a report on the quality control procedures of the independent auditors as well as the most recent peer review conducted under guidelines of the American Institute of Certified Public Accountants.

    The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, both with and without members of management present, discussed and reviewed the independent auditors' audit of the financial statements.

    The Committee reviewed and discussed the audited financial statements of the Corporation as of and for the year ended December 31, 2004, with management and the independent auditors. Management is responsible for the preparation, presentation and integrity of the Corporation's financial statements, the Corporation's internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Corporation's independent auditors' are responsible for performing an independent audit of the Corporation's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

    Based on the above-mentioned review and discussions with the independent auditors, the Committee recommended to the Board of Directors that the Corporation's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC. This Audit Committee Report is provided by the following independent directors, who constitute the Committee: Jean Firstenberg, Robert B. Greenes and Gene Jankowski.


Retirement Plan and Supplemental Retirement Benefits

    The Corporation has already made all required 2004 contributions during the 2004 calendar year for the individuals listed in the Summary Compensation Table and all other eligible employees to the Corporation's retirement plan. Under the supplemental retirement arrangement with the retired former Chief Executive Officer, Mr. Liss, the Corporation made payments totaling $174,000 and $332,000 in 2003 and 2002, respectively, for such benefits. The 2003 payment was the final amount due under such agreement.

    The Corporation's retirement plan covers all salaried employees over age 21 with at least one year of service who are not covered by a collective bargaining agreement to which the Corporation is a party. The following table presents estimated retirement benefits payable at normal retirement date, which normally is age 65. The amounts shown include estimated Social Security benefits which would be deducted in calculating benefits payable under such Plan.

<CAPTIONS>


                                     Estimated Annual Retirement Benefits
                                       Based on Credited Service Years
Final Average Salary for               -------------------------------
Highest Five of the Ten
Years Preceding Retirement       10         20         30         35         40
--------------------------    -------    -------    -------   --------   --------
$100,000                      $15,000    $30,000    $45,000   $ 52,500   $ 60,000
 125,000                       18,750     37,500     56,250     65,625     75,000
 150,000                       22,500     45,000     67,500     78,750     90,000
 200,000 (1)                   30,000     60,000     90,000    105,000    120,000 (2)
______________

As of January 1, 2005, Messrs. Mulcahy, Mahoney, T. Brandt, M. Brandt and Ms. Toppi had 36, 36, 18, 18 and 17 years of credited service, respectively.
(1) $210,000 is the legislated annual cap on compensation.
(2) $170,000 is the maximum legislated annual benefits payable from a qualified pension plan.


Certain Transactions

    During the year 2004, $32,053 in consulting fees for consulting services rendered by Mr. R. Brandt was paid by the Corporation to Moving Images, LLC, which is owned by members of his family, which includes Mr. M. Brandt and Mr.
T. Brandt. During the year 2004, $422,917 in fees for legal services rendered was paid by the Corporation to the law firm of which Mr. Modlin, a director of the Corporation, is the president.


Employment Agreements

    The Corporation has an employment agreement with Mr. Michael R. Mulcahy for a term expiring March 31, 2010, which provides for compensation at the annual rate of $280,000 through March 31, 2010, subject to cost-of-living adjustments subsequent to calendar year 2005. Mr. Mulcahy is entitled to receive as a profit participation 2 1/2% of the Corporation's pre-tax consolidated earnings if earnings are $500,000 up to $1,000,000, 3 1/4% of total if over $1,000,000 and 4% of total if over $2,000,000 with a maximum of $150,000 for any fiscal year. Such pre-tax consolidated earnings shall not include any defined extraordinary or unusual items of gain or loss as determined by generally accepted accounting principles to the extent such item exceeds 20% of net book value. The agreement further provides that if Mr. Mulcahy is disabled, the Corporation will pay to him 50% of the salary he is entitled to receive for the duration of the disability during the term but in no event less than twenty-four (24) months. In the event Mr. Mulcahy dies during the term of said agreement, the Corporation shall pay to his widow death benefits in an amount equal to 50% of his then annual salary for the immediate preceding fiscal year for twenty-four (24) months. The Corporation has purchased two life insurance policies in the amount of $500,000 and $75,000 in favor of Mr. Mulcahy's beneficiary. The agreement also provides for supplemental retirement benefits in excess of the limitations on the maximum annual benefits imposed by
Section 415 of the Internal Revenue Code of 1986 and if the Pension Plan is discontinued following a Change in Control. The agreement further provides for severance pay equal to 100% of his base salary in effect at time of termination of employment for a period of three (3) years or his 65th birthday, whichever first occurs unless he rejects a proposed renewal contract for a term of at least three years and upon the same terms and conditions in effect at such time. The agreement also contains a "Change in Control of Employer" provision, entitling Mr. Mulcahy to terminate the agreement on 75 days prior written notice and receive a lump sum payment of $1,200,000, grossed up for taxes if subject to Section 4999 of the Internal Revenue Code of 1986 if such payment is deemed to be an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986. Mr. Mulcahy also has the option of extending his agreement for three (3) years through March 31, 2013 at his then current salary subject to the cost-of-living adjustment in the event such Change in Control is approved by Mr. R. Brandt (or a majority of his sons if he dies or is disabled).

    The Corporation has an employment agreement with Mr. Thomas Brandt for a term expiring March 31, 2009, which provides for compensation at the annual rate of $200,000 through March 31, 2006, $210,000 through March 31, 2007, $225,000 through March 31, 2008 and $240,000 through March 31, 2009. Mr. T. Brandt is entitled to receive as a profit participation 2% of the Corporation's pre-tax consolidated earnings for 2005 and 2006 and 2 1/2% of the Corporation's pre-tax consolidated earnings for 2007, 2008 and 2009 if earnings meet or exceed $500,000, plus 3/8 of 1% of the Corporation's theatrical net pre-tax cash flow. Such pre-tax consolidated earnings shall not include any defined extraordinary or unusual items of gain or loss as determined by generally accepted accounting principles to the extent such item exceeds 20% of net book value. The agreement further provides that if Mr. T. Brandt is disabled, the Corporation will pay to him 50% of the salary he is entitled to receive for the duration of the disability during the term but in no event less than twenty-four (24) months.
In the event Mr. T. Brandt dies during the term of said agreement, the Corporation shall pay to his beneficiary death benefits in an amount equal to 50% of his then annual salary for the immediate preceding fiscal year for twenty-four (24) months. The agreement further provides for severance pay equal to 100% of his base salary in effect at time of termination of employment for a period of one (1) year if the Corporation wants to continue a non-compete clause. The agreement also contains a "Change in Control of Employer" provision, entitling Mr. T. Brandt to terminate the agreement on 75 days prior written notice and receive a lump sum payment of 2.9 times his salary level then in effect, grossed up for taxes if subject to Section 4999 of the Internal Revenue Code of 1986 if such payment is deemed to be an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986. Mr. T.
Brandt also has the option of extending his agreement for three (3) years through March 31, 2012 at his then current salary subject to the cost-of-living adjustment if such Change in Control is approved as provided above. The agreement also provides for supplemental retirement benefits in the absence of the Pension Plan in the event of a Change in Control.

    The Corporation has an employment agreement with Mr. Matthew Brandt for a term expiring March 31, 2009, which provides for compensation at the annual rate of $195,000 through March 31, 2006, $205,000 through March 31, 2007, $220,000 through March 31, 2008 and $230,000 through March 31, 2009. Mr. M. Brandt is entitled to receive as a profit participation 1 1/2% of the Corporation's pre-tax consolidated earnings for 2005 and 2006 and 2% of the Corporation's pre-tax consolidated earnings for 2007, 2008 and 2009 if earnings meet or exceed $500,000, plus 7/8 of 1% of the Corporation's theatrical net pre-tax cash flow. Such pre-tax consolidated earnings shall not include any defined extraordinary or unusual items of gain or loss as determined by generally accepted accounting principles to the extent such item exceeds 20% of net book value. The agreement further provides that if Mr. M. Brandt is disabled, the Corporation will pay to him 50% of the salary he is entitled to receive for the duration of the disability during the term but in no event less than twenty-four (24) months.
In the event Mr. M. Brandt dies during the term of said agreement, the Corporation shall pay to his beneficiary death benefits in an amount equal to 50% of his then annual salary for the immediate preceding fiscal year for twenty-four (24) months. The agreement further provides for severance pay equal to 100% of his base salary in effect at time of termination of employment for a period of one (1) year if the Corporation wants to continue a non-compete clause. The agreement also contains a "Change in Control of Employer" provision, entitling Mr. M. Brandt to terminate the agreement on 75 days prior written notice and receive a lump sum payment of 2.9 times his salary level then in effect, grossed up for taxes if subject to Section 4999 of the Internal Revenue Code of 1986 if such payment is deemed to be an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986. Mr. M.
Brandt also has the option of extending his agreement for three (3) years through March 31, 2012 at his then current salary subject to the cost-of-living adjustment if such Change in Control is approved as provided above. The agreement also provides for supplemental retirement benefits in the absence of the Pension Plan in the event of a Change in Control.

    The Corporation has an employment agreement with Mr. Thomas Mahoney for a term expiring May 31, 2005, which provides for compensation at the annual rate of $150,000 through May 31, 2005. The agreement also provides for sales override commissions not to exceed $20,833 for January through May 31, 2005 plus an additional bonus of 10% if bonus sales goals are exceeded. Mr. Mahoney is entitled to receive as a profit participation 1/2 of 1% of the Corporation's pre-tax consolidated earnings if earnings meet or exceed $250,000, up to a maximum of $8,334 for January through May 31, 2005. Such pre-tax consolidated earnings shall not include any defined extraordinary or unusual items of gain or loss as determined by generally accepted accounting principles to the extent such item exceeds 20% of net book value. The agreement further provides that if Mr. Mahoney is disabled, the Corporation will pay to him 35% of the salary he is entitled to receive for the duration of the disability during the term. In the event Mr. Mahoney dies during the term of said agreement, the Corporation shall pay to his widow death benefits in an amount equal to 35% of his then annual salary for the immediate preceding fiscal year for the balance of the term of the agreement or eighteen (18) months, whichever is less. The Corporation has purchased a life insurance policy in the amount of $75,000 in favor of Mr. Mahoney's beneficiary.

    The Corporation has an employment agreement with Ms. Angela Toppi for a term expiring March 31, 2009, which provides for compensation at the annual rate of $170,000 through March 31, 2006, $180,000 through March 31, 2007, $190,000 through March 31, 2008 and $200,000 through March 31, 2009. The agreement provides that if Ms. Toppi is disabled, the Corporation will pay to her 50% of the salary she is entitled to receive for the duration of the disability during the term but in no event less than eighteen (18) months. In the event Ms.
Toppi dies during the term of said agreement, the Corporation shall pay to her beneficiary death benefits in an amount equal to 50% of her then annual salary for the immediate preceding fiscal year for the duration of the term but in no event less than eighteen (18) months. The Corporation will reimburse Ms. Toppi up to $2,500 per annum for the cost of long-term disability insurance and life insurance. The agreement further provides for severance pay equal to 100% of her base salary in effect at time of termination of employment for a period of one (1) year if the Corporation continues a non-compete clause. The agreement also contains a "Change in Control of Employer" provision, entitling Ms. Toppi to terminate the agreement on 75 days prior written notice and receive a lump sum payment of 2.9 times her salary level then in effect, grossed up for taxes if subject to Section 4999 of the Internal Revenue Code of 1986 if such payment is deemed to be an "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986. Ms. Toppi also has the option of extending her agreement for three (3) years through March 31, 2012 at her then current salary subject to the cost-of-living adjustment if such Change in Control is approved as provided above. The agreement also provides for supplemental retirement benefits in the absence of the Pension Plan in the event of a Change in Control.

    The foregoing is a summary of the agreements and reference is made to the agreements, each of which has been filed with the SEC, for the full terms thereof.

    The Corporation has a consulting agreement with Moving Images, LLC, a private company owned by the family members of Mr. R. Brandt, Chairman
Emeritus of the Board. The consulting agreement, which replaced a similar agreement with Mr. R. Brandt, who performs the consulting services on behalf of such company, expires on December 31, 2011. The agreement provides for annual payments of $393,437, subject to cost-of-living adjustments. The agreement contains graduated bonus provisions based on the Corporation's defined pre-tax consolidated earnings, not to exceed $130,429, subject to cost-of-living adjustments. The agreement provides for profit participation of 1 1/2% of the Corporation's defined pre-tax consolidated earnings and also contains disability, death and insurance benefits. If there is a "change in control" as defined therein, or if the Corporation fails to elect Mr. R. Brandt to his present positions, the consultant has the right to receive the payments for the balance of the term of its agreement, including certain lump sum payments thereof.

    During 2005, 2004 and 2003, the named executives and other executives plus Mr. R. Brandt deferred their increases for three months. During 2005 Moving Images, LLC reduced its increase by $6,339.

Stock Option Plans and Stock Options

    The Corporation had an incentive stock option plan, which provided for the grant of incentive stock options at fair market value (or 110% of fair market value if the optionee owns more than 10% of the Corporation's outstanding voting securities) on date of grant. Options outstanding are exercisable during the period one to 10 years (or one to six years if the optionee owns more than 10% of the Corporation's outstanding voting securities) after date of grant and while the holder is in the employ of the Corporation and survive the termination of the plan. The following tables sets forth information as to the named executive officers with respect to (i) stock options granted in fiscal 2004 and the potential gain that could be realized if the fair value of the Corporation's Common Stock were to appreciate at a 5% or 10% annual rate over the option term,
(ii) the value realized on exercise of stock options, and (iii) fiscal year end option values.

                                   Option Grants in Last Fiscal Year

<CAPTIONS>
                                   Individual Grants                                 Potential Realizable
                        -------------------------------------------------------        Value at Assumed
                                   % of Total                                        Annual Rates of Stock
                                   Options                                           Price Appreciation for
                                   Granted to       Exercise or                           Option Term
                        Options    Employees in     Base Price       Expiration           -----------
Name                    Granted    Fiscal Year     ($) Per Share       Date          5%($)      10%($)
----                    -------    -----------     -------------     ----------      ------     ------
Angela D. Toppi.....    5,000       100              7.00            03/23/2014      22,011     55,781




<CAPTIONS>
                                Aggregate Option Exercises in Last Fiscal Year
                                      and Fiscal Year End Option Values


                                                                 Number of
                                                                 Unexercised          Value of Unexercised In-
                                                                Options at Fiscal     the-Money Options at
                             Option Exercises                     Year End            Fiscal Year End ($) (1)
                     -------------------------------------        --------            -----------------------
                     Shares Acquired                            Exercisable/             Exercisable/
Name                   on Exercise      Value Realized ($)      Unexercisable            Unexercisable
----                   -----------      ------------------      -------------            -------------
Michael R. Mulcahy...     None               -                   17,500/ -                 10,450/ -
Thomas Brandt........     None               -                   10,000/ -                 20,900/ -
Matthew Brandt.......     None               -                   11,500/ -                 20,900/ -
Thomas F. Mahoney....     None               -                    3,400/ -                  3,475/ -
Angela D. Toppi......     None               -                    7,000/ -                  2,450/ -

_______________

(1) Market value of underlying securities at fiscal year end, minus the exercise price.

                     FIVE-YEAR CORPORATE PERFORMANCE GRAPH

    The following graph compares the Corporation's total stockholder return over the five fiscal years ended December 31, 2004 with the Total Return Index for American Stock Exchange US ("AMEX US") and the Russell 2000 Index ("RUSSELL 2000"). The stockholder return shown on the graph as "TLX" is not intended to be indicative of future performance of the Corporation's Common Stock.


                      COMPARATIVE FIVE YEAR TOTAL RETURNS*

    Trans-Lux Corporation, AMEX US Total Return Index, Russell 2000 Index**


<CAPTIONS>

                  1999     2000      2001      2002      2003       2004
                ------    -----     -----     -----    ------     ------
AMEX US         100.00    92.76     86.34     70.57     95.52     110.38

RUSSELL 2000    100.00    95.80     96.78     75.90    110.33     129.09

TLX             100.00    50.56     81.81     74.86     85.14     105.97

____________

*    Cumulative total return assumes reinvestment of dividends.

** Peer group consists of the RUSSELL 2000. Assumes $100 investment at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in TLX Common Stock, AMEX US and RUSSELL 2000.

                              INDEPENDENT AUDITORS


Ratification of Selection of Independent Registered Accounting Firm

    Subject to stockholder ratification, the Audit Committee has appointed the firm of Eisner LLP as independent accountants to audit the financial statements of the Corporation's 2005 fiscal year. This will be the first year as auditors for the Corporation. Representatives of such auditors are expected to be at the Meeting of the stockholders and will be permitted to make a statement to stockholders if they desire and to respond to any appropriate questions addressed by stockholders to such representatives. Eisner LLP, have advised the Corporation that they have no direct financial interest or any material indirect financial interest in the Corporation, nor did they have any connection during the past three years with the Corporation in the capacity of promoter, underwriter, voting trustee, director, officer or employee. If the stockholders do not ratify the appointment of Eisner LLP, the selection of independent accountants will be reconsidered by the Audit Committee.

       THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF EISNER LLP AS INDEPENDENT ACCOUNTANTS TO AUDIT
       THE FINANCIAL STATEMENTS OF THE CORPORATION FOR THE 2005 FISCAL YEAR.


Audit and Related Fees

    During the years ended December 31, 2004 and 2003, there were no audit, non-audit related fees, tax fees or fees for any other services paid to Eisner LLP. During the years ended December 31, 2004 and 2003, audit fees of $229,000 and $194,780 were paid to the Corporation's former principal accounting firm, Deloitte & Touche LLP. Audit fees for 2004 and 2003 consisted of (i) audit of the Corporation's annual financial statements and (ii) reviews of the Corporation's quarterly financial statements. During the year ended December 31, 2004, audit-related fees of $8,000 and tax fees of $1,500 were paid to Deloitte & Touche LLP. There were no non-audit related fees, tax fees or fees for any other services paid to Deloitte & Touche LLP during 2003.

    The Audit Committee of the Board of Directors has considered the absence of non-audit services by the auditors for financial information systems design and implementation and absence of all other non-audit services as compatible with maintaining the auditor's independence.


MEETINGS OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

    During 2004, the Board of Directors had four meetings. All directors attended 75% or more of such meetings and of committees of which they were members. Non-employee directors receive an annual fee of $4,000 and $1,200 for each meeting of the Board attended, while employee directors receive an annual fee of $2,200 and $450 for each meeting of the Board attended. Mr. Jankowski receives an annual fee of $9,000 as Chairman of the Board and Mr. Liss receives an annual fee of $2,000 as Vice Chairman of the Board.

    The members of the Executive Committee of the Board of Directors are Messrs.
R. Brandt, Greenes, M. Brandt, Liss and Modlin. The Executive Committee is authorized to exercise the powers of the Board of Directors during the intervals between the meetings of the Board and is, from time-to-time, delegated certain authorizations by the Board in matters pertaining to the Corporation. The Executive Committee held three telephonic meetings in 2004. Members of said Committee receive a fee of $400 for each meeting of the Committee they attend ($700 if on a separate day than a Board Meeting). Mr.

Greenes receives an annual fee of $2,000 as Chairman of the Executive Committee and for other consulting services, including his participation in telephonic conferences. Mr. M. Brandt receives an annual fee of $1,000 as Vice Chairman of the Executive Committee.

    The members of the Compensation Committee of the Board of Directors are Messrs. Modlin, Brenner, Greenes and Jankowski and Ms. Firstenberg. The Compensation Committee reviews compensation and other benefits. The Compensation Committee held three meetings in 2004. Members of said Committee receive a fee of $400 for each meeting of the Committee they attend ($700 if on a separate day than a Board Meeting) and the Chairman, Mr. Modlin, receives an annual fee of $2,500.

    The members of the Audit Committee of the Board of Directors are Ms. Firstenberg and Messrs. Greenes and Jankowski, and Mr. Modlin, ex officio.
The Audit Committee reviews the audit function and material aspects thereof with the Corporation's independent auditors. The Audit Committee held five meetings in 2004, one of which was a telephonic meeting. Members of said Committee receive a fee of $500 for each meeting of the Committee they attend ($1,000 if on a separate day than a Board Meeting) and the Chairperson, Ms. Firstenberg, receives an annual fee of $3,000 and receives $100 each for quarterly telephonic meeting with the Independent Auditors.

    The Board of Directors has not established a nominating or similar committee. In accordance with the Standards, as previously discussed in the section entitled "Corporate Governance Policies and Procedures," the Corporation is considered a controlled company, and therefore, not required by such Standards to have a nominating committee recommend or cast votes for the nomination or election of directors. The Board of Directors does not have any specific, minimum qualifications that the board believes must be met by a nominee for a position on the board, or any specific qualities or skills that the board believes are necessary for one or more of the directors to possess. The board has consistently sought to nominate to the Board of Directors eminently qualified individuals whom the board believes would provide substantial benefit and guidance to the Corporation. The board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors and does not believe that it would be appropriate to place limitations on its own discretion. Currently, all directors participate in the consideration of director nominees.

    The Board of Directors has previously established a Non-Employee Director Stock Option Plan, which as amended, covers a maximum of 30,000 shares for grant. Options are for a period of six years from date of grant, are granted at fair market value on date of grant, may be exercised at any time after one year from date of grant while a director and are based on years of service, with a minimum of 500 stock options for each director, an additional 500 stock options based on five or more years of service, another 500 stock options based on 10 or more years of service and an additional 1,000 stock options based on 20 or more years of service. Additional stock options are granted upon the expiration or exercise of any such option, which is no earlier than four years after date of grant, in an amount equal to such exercised or expired options.


        COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

    The Corporation's executive officers and directors are required under
Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the SEC and American Stock Exchange. Copies of those reports must also be furnished to the Corporation.

    Based solely on a review of the copies of reports furnished to the Corporation for the year ended December 31, 2004, the Corporation's executive officers and directors have complied with the Section 16(a) filing requirements, except Messrs. R. Brandt and Liss were each inadvertently two months late in filing Form 4s reporting their respective exchanges of Old Notes for New Notes which intent to exchange was disclosed in the exchange offer material.


                  STOCKHOLDER PROPOSALS - 2006 ANNUAL MEETING

    If any stockholder desires to submit a proposal for action at the 2006 annual meeting, such proposal must be received by the Secretary of the Corporation on or before November 24, 2005. Nominations for directors at the 2006 annual meeting by stockholders must be in accordance with Article 4(c) of the Corporation's By-Laws and received on or before January 19, 2006.


                              COST OF SOLICITATION

    The cost of preparing and mailing material in connection with the solicitation of proxies is to be borne by the Corporation. Solicitation will be made by the Corporation's regular employees in the total approximate number of
10.  Solicitation will be made by mail, telegram, telephone and in person.


                                        By Order of the Board of Directors


                                                  Angela D. Toppi
                                               Corporate Secretary

Dated:  Norwalk, Connecticut
        March 24, 2005

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                              AND PROXY STATEMENT


                                  MAY 19, 2005
                              NORWALK, CONNECTICUT

PROXY

                             TRANS-LUX CORPORATION

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 19, 2005
                  (SOLICITED ON BEHALF OF BOARD OF DIRECTORS)

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of TRANS-LUX CORPORATION hereby constitutes and appoints THOMAS BRANDT, MICHAEL R. MULCAHY and HOWARD S. MODLIN, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote for and in the name, place and stead of the undersigned, at the Annual Meeting of the Stockholders of said Corporation, to be held at the office of the Corporation, 110 Richards Avenue, Norwalk, Connecticut, on May 19, 2005, at 3:00 P.M., and at any adjournment thereof, the number of votes the undersigned would be entitled to cast if present for the following matters and, in their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof:

Directors recommend vote FOR Items 1 and 2

Item 1        FOR     WITHHELD               Election of Matthew Brandt,
              ____      ____                 Robert B. Greenes, Howard S. Modlin
              \___\     \___\                and Michael R. Mulcahy to serve as
                                             directors for a three-year term,
                                             and until their successors are
                                             elected and shall have qualified.

                                             Authority is withheld with respect
                                             to the following nominee(s).
                                             ________________________________

                                             ________________________________


Item 2        FOR     AGAINST   ABSTAIN      Ratify the retention of Eisner LLP
              ____      ____     _____       as the independent auditors for
              \___\     \___\    \____\      the Corporation for the ensuing
                                             year.

                  (Continued and to be signed on other side.)

                          (Continued from other side.)



UNLESS YOU SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS AND "FOR" ITEM 2.



    A majority of said attorneys and proxies, or their substitutes at said meeting, or any adjournment thereof, may exercise all of the powers hereby given. Any proxy to vote any of the shares with respect to which the undersigned is or would be entitled to vote, heretofore given to any person or persons other than the persons named above, is hereby revoked.

    IN WITNESS WHEREOF, the undersigned has signed and sealed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto, both dated March 24, 2005.


                                 Dated:________________, 2005


                                 ______________________ (L.S.)
                                   Stockholder(s) Signature


                                 ______________________(L.S.)


                                 NOTE: This proxy properly filled in, dated and signed, should be returned immediately in the enclosed postpaid envelope to TRANS-LUX CORPORATION, 110 Richards Avenue, Norwalk, Connecticut 06856-5090. If the signer is a corporation, sign in full the corporate name by a duly authorized officer. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.